Exhibit 3.45

Return to:	Lowell D. Turnbull, Esq.
Leva, Hawes, Mason & Martin
1220 19th Street, N.W., Suite 700
Washington, D.C. 20036

BGI OF BRANDYWINE, INC.

ARTICLES OF INCORPORATION

The undersigned hereby forms a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia and, to that end, sets forth the following:

FIRST: The name of the Corporation is BGI of Brandywine, Inc.

SECOND: The business objects and purposes for which the Corporation is organized are to transact any and all lawful business not required to be specifically stated in these Articles of Incorporation.

THIRD: The aggregate number of shares that the Corporation is authorized to issue is One Thousand (1,000) shares of common stock having a par value per share of Ten Cents ($.10).

Unless prohibited by the Code of Virginia, any action requiring shareholder approval shall be made by a majority of all the votes cast on such action by the shareholders entitled to vote on the transaction at a meeting at which a quorum of such shareholders exists.

FOURTH: The post office address of the initial registered office of the Corporation: 8133 Leesburg Pike, Suite 550, Vienna, Virginia 22180.

The name of the County in which the initial registered office is located is Fairfax.

The name of the initial registered agent of the Corporation at such address is Michael W. Beavers.

Said agent is a resident of Virginia and a director of the Corporation.

FIFTH: The number of directors constituting the initial board of directors is four and the names and addresses of the persons who are to serve as the initial Directors of the Corporation are:

NAME	ADDRESS

Michael W. Beavers	8133 Leesburg Pike, Suite 550 Vienna, VA 22180

James E. Fay	8133 Leesburg Pike, Suite 550 Vienna, VA 22180

Herman I. Diesenhaus	8133 Leesburg Pike, Suite 550 Vienna, VA 22180

/s/ Lowell D. Turnbull
LOWELL D. TURNBULL

Date: February 19, 1987

300238

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

March 9, 1987

CERTIFICATE OF INCORPORATION

The State Corporation Commission has found the accompanying articles submitted on behalf of

BGI of Brandywine, Inc.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ordered that this

CERTIFICATE OF INCORPORATION

be issued, and admitted to record with the articles in this office of the Commission, effective March 9, 1987.

This order and its accompanying articles will be forwarded for filing in the office of the Clerk of the Circuit Court of Fairfax County following admission to the record of the Commission.

STATE CORPORATION COMMISSION

By	/s/ Elizabeth B. Lacy

Commissioner

Court Number: 129

01519NEW